UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.       )

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement

Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material under Rule 14a-12

BUCYRUS INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

____________________________________
(Name of Person(s) Filing Proxy Statement,
if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Bucyrus International, Inc.
P.O. Box 500
1100 Milwaukee Avenue
South Milwaukee, Wisconsin 53172

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Bucyrus International, Inc:

                On behalf of the Board of Directors, you are cordially invited to attend our annual meeting of shareholders on Thursday, April 14, 2005 at 10 am Central Standard Time at the South Milwaukee Performing Arts Center, 901 15th Avenue, South Milwaukee, Wisconsin for the following purposes:

1.	To elect three persons to the Company’s Board of Directors;

2.	To ratify the appointment of Deloitte & Touche LLP to serve as independent registered public accountants of the Company; and

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

                The Board of Directors has fixed the close of business on March 14, 2005 as the record date for the determination of the shareholders entitled to notice of and to vote at the annual meeting.

                We hope that you will be able to attend the meeting in person, but if you are unable to do so, please complete, sign and promptly mail back the enclosed proxy form, using the return envelope provided. If, for any reason, you should change your plans, you can revoke the proxy at any time before it is actually voted.

Sincerely,
/s/ Craig R. Mackus
Craig R. Mackus
Chief Financial Officer, Controller and Secretary

South Milwaukee, Wisconsin March 21, 2005

PROXY STATEMENT

ATTENDANCE AND VOTING MATTERS

                This proxy statement is being furnished to shareholders by the Board of Directors (the “Board”) of Bucyrus International, Inc. (the “Company”), a Delaware corporation, in connection with a solicitation of proxies by the Board for use at the annual meeting of shareholders to be held on April 14, 2005 at 10 am Central Standard Time at the South Milwaukee Performing Arts Center, 901 15th Avenue, South Milwaukee, Wisconsin and all adjournments or postponements thereof (the “Annual Meeting”), for the purpose set forth in the attached Notice of Annual Meeting of Shareholders.

                Execution of a proxy given in response to this solicitation will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it at any time before it is voted by giving notice thereof to the Company in writing or in open meeting, by attending the Annual Meeting and voting in person, or by delivering a proxy bearing a later date.

                A proxy, in the enclosed form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted FOR the election to the Board of the three nominees named below, FOR ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for fiscal 2005, and on such other business or matters which may properly come before the Annual Meeting in accordance with the best judgment of the persons named as proxies in the enclosed form of proxy. Other than the election of directors and the proposal to ratify Deloitte & Touche LLP as independent registered public accountants, the Board has no knowledge of any matters to be presented for action by the shareholders at the Annual Meeting.

                Only holders of record of the Company’s Class A common stock (the “Common Stock”) at the close of business on March 14, 2005 are entitled to notice of and to vote at the Annual Meeting. On that date, 20,182,695 shares of Common Stock were outstanding and entitled to vote. Each such share is entitled to one vote. Proxy statements and proxies will be mailed to shareholders on or about March 21, 2005. All expenses of solicitation of proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited personally and by telephone by certain officers and regular employees of the Company. The Company has retained LaSalle Bank N.A. to assist in the solicitation of proxies, and expects to pay such firm a fee of approximately $1,000 plus out-of-pocket expenses. Brokers, nominees and custodians who hold Common Stock in their names and who solicit proxies from the beneficial owners will be reimbursed by the Company for out-of-pocket and reasonable clerical expenses.

                A quorum of shareholders is necessary to take action at the Annual Meeting. A majority of the outstanding shares of Common Stock entitled to vote, represented in person or by proxy, will constitute a quorum of shareholders at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the Annual Meeting. The inspectors of election will determine whether or not a quorum is present at the Annual Meeting. The inspectors of election will treat abstentions as shares of Common Stock that are represented and entitled to vote for purposes of determining the presence of a quorum. If a broker indicates on the proxy that it does not have discretionary authority to vote certain shares of Common Stock on a particular matter (a “broker non-vote”), those shares will not be considered as shares represented and entitled to vote with respect to that matter, but will count toward the quorum requirement. For purposes of determining the approval of any matter submitted to the shareholders for a vote, abstentions will have the same effect as shares of Common Stock that have been withheld for the purpose of electing directors and as voted “against” the ratification of Deloitte & Touche LLP as the Company’s independent registered public accountants for the year ending December 31, 2005, and broker non-votes will have no effect on the voting.

1

                Directors are elected by a plurality of the votes cast by the shares present in person or represented by proxy at the Annual Meeting, at which a quorum is present. “Plurality” means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be chosen in the election. Therefore, any shares not voted, whether by withheld authority, broker non-vote or otherwise, have no effect in the election of directors except to the extent that the failure to vote for an individual results in another individual receiving a larger number of votes.

                The affirmative vote of a majority of the votes entitled to be cast thereon by all shares present in person or represented by proxy at the Annual Meeting, at which a quorum is present, will be required for ratification of the appointment of Deloitte & Touche LLP to serve as independent registered public accountants of the Company.

ELECTION OF DIRECTORS

                The Board currently consists of seven persons and is divided into three classes for purposes of election. One class is elected at each annual meeting of shareholders to serve for a three-year term and until their successors are duly elected and qualified. Directors elected at the 2005 annual meeting of shareholders will hold office for a three-year term expiring at the 2008 annual meeting of shareholders and until their successors are duly elected and qualified. Other directors are not up for election this year and will continue in office for the remainder of their terms.

                If a nominee is unavailable for election, proxy holders will vote for another nominee proposed by the Board. The nominees have indicated that they are able and willing to serve as directors. However, if some unexpected occurrence should require the Board to substitute some other person or persons for any of the nominees, it is intended that the proxies will vote FOR the substitute nominees.

Nominees for Election at the Annual Meeting

                The following sets forth certain information, as of March 21, 2005, about each of the nominees for election at the Annual Meeting. All of the nominees are presently directors of the Company.

                RONALD A. CRUTCHER, 57, is President of Wheaton College, a private, national liberal arts college in Norton, Massachusetts. From 1999 to 2004, Dr. Crutcher served as Provost and Executive Vice President for Academic Affairs of Miami University, a public university in Ohio and from 1994 to 1999 he served as Director of the School of Music and the Florence Thelma Hall Centennial Chair in Music at the University of Texas at Austin. He also was Vice President of Academic Affairs and Dean of the Conservatory at the Cleveland Institute of Music, an international music conservatory, from 1990 to 1994. Dr. Crutcher has been a director of the Company since 2004. Dr. Crutcher is a member of the Audit Committee and the Compensation Committee.

                ROBERT W. KORTHALS, 71, is non-executive chairman of the Ontario Teachers’ Pension Plan Board and is a director of Cognos Inc., a provider of business intelligence and corporate performance management software solutions, easyhome Ltd., Canada’s largest rental purchase company, Rogers Communications, Inc., a cable television and wireless communications company, Suncor Energy, Inc., an energy company that explores for, acquires, develops, produces, markets and refines petroleum products, Mulvihull Exchange Traded Closed End Funds and Jannock Properties Ltd., a company that develops, for commercial and residential uses, properties previously used in its industrial operations. Mr. Korthals joined the Toronto Dominion Bank in 1967, was appointed President in 1981 and served in that capacity until 1995. Mr. Korthals holds a B.Sc. in chemical engineering and an M.B.A. from Harvard Business School. Mr. Korthals has been a director of the Company since 2004. Mr. Korthals is the chairman of the Compensation Committee and a member of the Audit Committee.

2

                GENE E. LITTLE, 61, is a director and audit committee member of Great Lakes Carbon Corporation, the world’s largest producer of calcined petroleum coke for use in aluminum smelting, and a director and member of the audit, governance, and capital market committees of Unizan Financial Corp., a financial services holding company that conducts a full-service commercial and retail banking business through a subsidiary. Mr. Little held various positions with The Timken Company, a global manufacturer of highly engineered bearings, alloy and specialty steel and related components, from 1967 to 2002 and most recently served as its Senior Vice President Finance (the chief financial officer and Treasurer) from 1992 to 2002. In 2003, Mr. Little became a director and finance committee member of Walsh University, a private university in Ohio. Mr. Little has been a director of the Company since 2004. Mr. Little is the chairman of the Audit Committee and a member of the Nominating and Corporate Governance Committee.

Directors Remaining in Office Until 2006

                ROBERT L. PURDUM, 69, is a director and a Managing Director of American Industrial Partners. Mr. Purdum was the Non-Executive Chairman of the Company’s Board from 1997 to March 19, 2004. Mr. Purdum retired as Chairman of Armco, Inc. in 1994. From November 1990 to 1993, Mr. Purdum was Chairman and Chief Executive Officer of Armco, Inc. Mr. Purdum is also a director of Sheffield Steel Corporation. Mr. Purdum has been a director of the Company since 1997. Mr. Purdum is a member of the Compensation Committee.

                TIMOTHY W. SULLIVAN, 51, became the Company’s President and Chief Executive Officer on March 19, 2004 and was previously President and Chief Operating Officer from August 14, 2000 to March 19, 2004. Mr. Sullivan rejoined the Company on January 17, 2000 as Executive Vice President. From January 1999 through December 1999, Mr. Sullivan served as President and Chief Executive Officer of United Container Machinery, Inc. From June 1998 through December 1998, Mr. Sullivan was the Company’s Executive Vice President – Marketing and from April 1995 through May 1998 was the Company’s Vice President Marketing and Sales. Mr. Sullivan has been a director of the Company since 2000.

Directors Remaining in Office Until 2007

                 EDWARD G. NELSON, 73, formed Nelson Capital Corp., a merchant banking firm, in 1985, and has served as its President and Chairman of the Board since its organization. Mr. Nelson serves as a director of Ohio Star Forge, Inc., a subsidiary of Daido Steel, Japan, and Central Parking Corporation, a leading provider of parking and related services. Mr. Nelson also serves as a trustee of Vanderbilt University and is Honorary Consul General of Japan. Mr. Nelson has been a director of the Company since 2004. Mr. Nelson is the chairman of the Nominating and Corporate Governance Committee.

                THEODORE C. ROGERS, 70, served as Chief Executive Officer between December 23, 1999 and March 19, 2004. Mr. Rogers also served as President from December 1999 to August 2000. Mr. Rogers co-founded American Industrial Partners and has been an officer and director of the firm since 1988. He is also a director of Consoltex Holdings, Inc., a manufacturer, importer and exporter of textiles, Central Industrial Supply, Inc., a manufacturer of components for technology equipment makers, and Great Lakes Carbon Corporation, the world’s largest producer of calcined petroleum coke for use in aluminum smelting. Mr. Rogers was President, Chairman, Chief Executive Officer and Chief Operating Officer of NL Industries, a diversified industrial concern. Mr. Rogers has been a director of the Company since 1997 and Chairman of the Board of Directors since March 19, 2004. Mr. Rogers is a member of the Nominating and Corporate Governance Committee.

3

BOARD OF DIRECTORS

General

                 The Board held five meetings in 2004. Each current director attended at least 75% of the aggregate of (a) the total number of meetings of the Board and (b) the total number of meetings held by all committees of the Board on which the director served during 2004. All directors are expected to attend the Annual Meeting. Prior to July 23, 2004, approximately 95% of the outstanding shares of the Company’s Common Stock were owned by one shareholder. As a result, an annual meeting of shareholders was not held in 2004.

                The Board has determined that all directors other than Messrs. Purdum, Rogers and Sullivan are independent under NASDAQ listing standards.

Communications

                 Shareholder communications intended for the Board or for particular directors may be sent to the attention of the Company’s Secretary at Bucyrus International, Inc., 1100 Milwaukee Ave., South Milwaukee, Wisconsin 53172. The Secretary will forward all such communications to the Board or to particular directors as directed.

Director Compensation

                 Directors of the Company, other than full-time employees of the Company, receive an annual retainer fee of $25,000 as well as $1,500 per meeting. The chairman of a committee of the Board receives an additional fee of $1,000 per committee meeting. The independent directors are able to elect to receive fees in the form of shares of the Company’s Common Stock, or to defer payment of fees pursuant to the Company’s Non-Employee Director Deferred Compensation Plan, described immediately below. The Company reimburses all directors for out-of-pocket expenses incurred in connection with attendance at the meetings. Mr. Rogers, the Chairman of the Board, has elected to forgo the receipt of any director compensation. Prior to July 23, 2004, the first day of public trading of the Company’s Common Stock, directors were not compensated for their services as directors, except for Mr. Purdum who was paid $12,500 per month (including a pro-rated amount for July 2004), regardless of whether meetings were held or the number of meetings held, and Wayne T. Ewing, a former director, who was paid an annual fee of $25,000. Mr. Purdum’s arrangement ceased prior to the end of July 2004.

Non-Employee Directors Deferred Compensation Plan

                 The Company’s independent directors may elect to defer payment of their fees (including annual fees and meeting fees, but excluding reimbursement of expenses) pursuant to the Bucyrus International, Inc. Non-Employee Directors Deferred Compensation Plan. Under this plan, the Company has an account for each plan participant to record cumulative deferred fees. The accounts are denominated in the form of restricted Common Stock units issued pursuant to the 2004 Equity Incentive Plan (see “EXECUTIVE COMPENSATION – 2004 Equity Incentive Plan” below) in a number of shares equal to the amount of deferred fees divided by the market price of the Company’s Common Stock and payable in cash and/or shares of Common Stock, at the discretion of the director, when the director’s service on the Board terminates. In the event of a change in control of the Company, all restricted stock units credited under this plan will become immediately payable to the plan participants in the form of cash.

4

Committees

                The Board has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee.

                Audit Committee

                The Audit Committee is a separately designated committee of the Board, is comprised of Mr. Little, Mr. Korthals and Dr. Crutcher, each of whom has been determined by the Board to be an independent director under NASDAQ rules, and is chaired by Mr. Little. The Board has adopted a charter for the Audit Committee, a copy of which is attached as Exhibit A to this proxy statement. This committee is generally responsible for the oversight and surveillance of the Company’s accounting, reporting and financial control practices. Among other functions, the committee is responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accountants. The Board has determined that Mr. Little is a “financial expert” within the definition of that term under the regulations promulgated under the Securities Act of 1933. The Board believes that the composition of the Audit Committee meets the requirements for independence under the current requirements of the Sarbanes-Oxley Act of 2002 and Securities and Exchange Commission (“SEC”) rules and regulations. The Audit Committee met one time during fiscal 2004.

                Compensation Committee

                The Compensation Committee is a separately designated committee of the Board. The committee met one time in fiscal 2004, prior to November 17, 2004, the date on which the Company ceased to be a “Controlled Company” and thereafter became subject to the independence requirements of the NASDAQ listing standards. The Compensation Committee was reconstituted in February 2005 and is currently comprised of Dr. Crutcher, Mr. Korthals and Mr. Purdum, and is chaired by Mr. Korthals. The Board has determined that all members of the current committee except Mr. Purdum are independent under NASDAQ rules. As permitted by NASDAQ rules, the Board has determined that Mr. Purdum’s membership on the committee, because of his substantial experience on the Board and his affiliation with the Company’s former sole shareholder, would facilitate the Company in its transition from private ownership to public ownership and therefore would be in the best interests of the Company and its shareholders.

                This committee approves, administers and interprets the Company’s compensation and benefit policies, including incentive programs. It reviews and makes recommendations to the Board to ensure that compensation and benefit policies are consistent with the Company’s compensation philosophy and corporate governance guidelines. This committee is responsible for establishing all executive officers’ compensation.

                Nominating and Corporate Governance Committee

                The Nominating and Corporate Governance Committee did not meet in fiscal 2004. The Nominating and Corporate Governance Committee was reconstituted in February 2005 as a separately designated committee of the Board and is currently comprised of Mr. Little, Mr. Nelson and Mr. Rogers, and is chaired by Mr. Nelson. The Board has determined that all members of the current committee except Mr. Rogers are independent under NASDAQ rules. As permitted by NASDAQ rules, the Board has determined that Mr. Rogers’ membership on the committee, because of his substantial experience on the Board and his affiliation with the Company’s former sole shareholder, would facilitate the Company in its transition from private ownership to public ownership and therefore would be in the best interests of the Company and its shareholders.

5

                The charter for this committee is attached to this proxy statement as Exhibit B. This committee oversees the evaluation of the Board and management, nominates directors for election by shareholders, nominates committee chairpersons and, in consultation with the committee chairpersons, nominates directors for membership on the committees of the Board.

                The Nominating and Corporate Governance Committee will consider director candidates recommended by the Company’s shareholders. Recommendations should be directed to the committee in care of the Company’s Secretary. Under the Company’s Bylaws, shareholder nominations of directors must be received by the Company at its principal executive offices, 1100 Milwaukee Avenue, South Milwaukee, Wisconsin 53172, directed to the attention of the Secretary, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders and any such nominations must contain the information specified in the Company’s Bylaws. The deadline for submission of nominations for the 2005 Annual Meeting has passed. The Company is currently considering whether to adopt policies regarding director qualifications and procedures for identifying and evaluating persons recommended to be nominated for election as directors, including nominees recommended by shareholders. The committee expects these policies to be in place for the 2006 annual meeting of shareholders.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                The following table sets forth the beneficial ownership of the Company’s Common Stock as of March 14, 2005 by each person who is known to the Company to be the beneficial owner of more than five percent of the outstanding Common Stock. Beneficial ownership of these shares consists of sole voting power and sole investment power except as noted below.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (# of shares)	Percent of Class

FMR Corp. (1)	3,003,475	14.9%

Wellington Management Company, LLP (2)	1,909,600	9.5%

——————————

(1)
Based on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2005. The Schedule 13G/A states that the address of FMR Corp., the parent holding company of Fidelity Management & Research Company, is 82 Devonshire Street, Boston, Massachusetts 02109. The Schedule 13G/A states that FMR Corp. has the sole power to vote or direct the voting of 917,345 of these shares and sole power to dispose or to direct the disposition of 3,003,475 of these shares.

(2)
Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005. The Schedule 13G states that the address of Wellington Management Company, LLP is 75 State St., Boston, Massachusetts 02109. The Schedule 13G states that Wellington Management Company has shared power to vote or to direct the vote of 1,469,100 of these shares and shared power to dispose or to direct the disposition of 1,909,600 of these shares.

(3)
In July 2004, the Company completed its initial public offering of 7,941,177 shares of its Common Stock. In connection with the initial public offering, American Industrial Partners (“AIP”), through a subsidiary, sold 4,421,323 shares. In November 2004, AIP, through a subsidiary, sold an additional 7,053,077 shares of the Company’s Common Stock, as a result of which the Company ceased to be a “controlled company” under the NASDAQ Marketplace Rules.

6

Executive Officers and Directors

                 The following table sets forth the beneficial ownership as of March 14, 2005, of the Common Stock by each director and nominee for director, each of the executive officers named in the Summary Compensation Table below, and by all directors and executive officers of the Company as a group. Beneficial ownership of these shares consists of sole voting power and sole investment power except as noted below.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (# of shares) (1)	Percent of Class (2)

J.F. Bosbous (3)	56,338	*

F.B. Bruno (4)	91,862	*

R.A. Crutcher	0	*

R.W. Korthals	0	*

G.E. Little	1,000	*

C.R. Mackus (5)	106,948	*

E.G. Nelson	1,000	*

T.B. Phillips (6)	179,250	*

R.L. Purdum	0	*

T.C. Rogers	0	*

T.W. Sullivan (7)	358,500	1.8%

All directors and executive officers as a group (11 persons) (8)	794,898	3.8%

——————————

(1)
The beneficial ownership information presented in this proxy statement is based on information furnished by the specified persons and is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as required for purposes of this proxy statement. Accordingly, it includes shares of Common Stock that are issuable upon the exercise of stock options exercisable at or within 60 days after March 14, 2005. Such information is not necessarily to be construed as an admission of beneficial ownership for other purposes.

(2)	Asterisk denotes less than 1%.

(3)	Includes 48,272 shares issuable upon exercise of outstanding stock options exercisable within 60 days of March 14, 2005.

(4)	Includes 91,862 shares issuable upon exercise of outstanding stock options exercisable within 60 days of March 14, 2005.

(5)	Includes 106,948 shares issuable upon exercise of outstanding stock options exercisable within 60 days of March 14, 2005.

(6)	Includes 143,400 shares issuable upon exercise of outstanding stock options exercisable within 60 days of March 14, 2005.

(7)	Includes 286,800 shares issuable upon exercise of outstanding stock options exercisable within 60 days of March 14, 2005.

(8)	Includes 677,282 shares issuable upon exercise of outstanding stock options exercisable within 60 days of March 14, 2005.
7

EXECUTIVE COMPENSATION

Summary Compensation Table

                 The following table sets forth the compensation paid or awarded to the Company’s Chief Executive Officer and the four other most highly compensated executive officers other than the Chief Executive Officer who were in office on December 31, 2004 for services rendered in all capacities during 2004, 2003 and 2002. The persons named in the table are sometimes referred to herein as the “named executive officers.”

		Annual Compensation (1)		Long-Term Compensation Awards

Name and Principal Position	Year	Salary ($)	Bonus ($)	Securities Underlying Options (#)	All Other Compensation ($) (2)

Theodore C. Rogers (3)	2004	—	—	—	—
Chief Executive Officer	2003	—	—	—	—
	2002	—	—	—	—

Timothy W. Sullivan (4)	2004	$486,954	$775,706	—	$8,082
President and Chief	2003	423,339	652,000	—	7,932
Executive Officer	2002	379,173	640,000	—	6,310

Thomas B. Phillips (5)	2004	305,865	244,346	—	8,021
Executive Vice President	2003	258,010	252,525	—	7,522
and Chief Operating Officer	2002	221,279	129,108	—	7,399

Craig R. Mackus (6)	2004	209,375	122,173	—	7,047
Chief Financial Officer,	2003	179,155	121,406	—	6,786
Controller and Secretary	2002	163,212	66,411	—	6,730

Frank P. Bruno	2004	154,375	85,521	—	7,055
Vice President –	2003	148,635	97,125	—	6,870
Human Resources	2002	144,089	58,183	—	6,248

John F. Bosbous	2004	144,092	79,826	—	6,789
Treasurer	2003	135,124	90,653	—	6,180
	2002	127,462	51,469	—	5,079

——————————

(1)
Certain personal benefits provided by the Company to the named executive officers are not included in the above table as permitted by SEC regulations because the aggregate amount of such personal benefits for each named executive officer in each year reflected in the table did not exceed the lesser of $50,000 or 10% of the sum of such officer’s salary and bonus in each respective year.

(2)
“All Other Compensation” includes the following (i) the employer match under the Company’s 401(k) savings plan for 2004, 2003 and 2002, respectively: Mr. Bosbous ($6,150, $5,598 and $4,573), Mr. Bruno ($6,150, $6,000 and $5,513), Mr. Mackus ($6,150, $6,000 and $6,000), Mr. Phillips ($6,150, $6,000 and $6,000), and Mr. Sullivan ($6,150, $6,000 and $5,500); (ii) imputed income from life insurance for 2004, 2003 and 2002, respectively: Mr. Bosbous ($639, $582 and $506), Mr. Bruno ($905, $870 and $735), Mr. Mackus ($897, $786 and $730), Mr. Phillips ($1,871, $1,522 and $1,399) and Mr. Sullivan ($1,932, $1,932 and $810).

(3)
Mr. Rogers was the Chief Executive Officer from December 23, 1999 through March 18, 2004 and became Chairman of the Board on March 19, 2004. No compensation was paid to Mr. Rogers during his tenure as Chief Executive Officer.

(4)	Mr. Sullivan became the Chief Executive Officer on March 19, 2004.

(5)	Mr. Phillips became the Chief Operating Officer on March 19, 2004.

(6)	Mr. Mackus became the Chief Financial Officer on June 9, 2004.
8

Option Grants

                These were no options granted to the named executive officers in 2004.

Aggregate Option Exercises in 2004 and Year-End Option Values

                The following table sets forth information regarding the exercise of stock options by each of the named executive officers during 2004 and the fiscal year-end value of the unexercised stock options held by such officers.

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at End of Fiscal Year 2004 (#)		Value of Unexercised In-The-Money Options at End of Fiscal Year 2004 (1) ($)

			Exercisable	Unexercisable	Exercisable	Unexercisable

J.F. Bosbous	—	—	48,272	—	1,876,540	—
F.P. Bruno	—	—	96,696	—	3,313,738	—
C.R. Mackus	—	—	113,632	—	3,861,300	—
T.B. Phillips	—	—	143,400	—	5,809,851	—
T.C. Rogers	—	—	—	—	—	—
T.W. Sullivan	—	—	286,800	—	11,619,702	—

——————————

(1)
The value of unexercised in-the-money options is determined by multiplying the number of unexercised options for each in-the-money grant by the difference between the option exercise price for that grant and the December 31, 2004 stock price of $40.64 per share and then aggregating these amounts for all in-the-money grants for each executive officer.

1998 Management Stock Option Plan

                The Company adopted the Bucyrus International, Inc. 1998 Management Stock Option Plan (the “1998 Option Plan”), and obtained shareholder approval of the plan, in March 1998, as part of the compensation and incentive arrangements for certain of the Company’s management employees and those of the Company’s subsidiaries. The 1998 Option Plan provides for the grant of stock options to purchase up to an aggregate of 1,600,000 shares of the Company’s Common Stock at exercise prices to be determined in accordance with the provisions of the 1998 Option Plan. As of March 14, 2005, 732,718 options granted under the 1998 Option Plan have vested and were exercised and 703,282 options were granted, fully vested and unexercised. As of March 14, 2005, 164,000 shares of the Company’s Common Stock were available for issuance under the 1998 Option Plan.

                Upon the termination for cause of a participant in the 1998 Option Plan, any unexercised options held by the participant will immediately expire and be forfeited. In the event of a termination without cause, unless provided otherwise in the participant’s employment agreement, the unvested portion of options granted will immediately expire and the unexercised portion of the options granted will remain exercisable for 90 days and will then terminate in full. In the event of a plan participant’s voluntary termination of employment, or upon termination of employment due to death or disability unvested options will immediately expire and the unexercised vested portion of options granted will remain exercisable for 90 days and then will terminate in full. The Board will have the discretion to permit options granted to retirees to remain outstanding after the date of retirement.

9

2004 Equity Incentive Plan

                The Company adopted the Bucyrus International, Inc. 2004 Equity Incentive Plan, and obtained shareholder approval of the plan, in July 2004. The plan will expire in June 2014, unless terminated earlier by the Board. The plan provides for the grant of equity based awards, including restricted stock, restricted stock units, stock options, stock appreciation rights (“SARs”), and other equity based awards to the Company’s directors, officers, including each of the named executive officers, and other employees, advisors and consultants and those of the Company’s subsidiaries who are selected by the Compensation Committee for participation in the plan.

                The Board’s Compensation Committee administers this plan. The Compensation Committee has the authority, among other things, to determine who will be granted awards and all of the terms and conditions of the awards, including but not limited to the effect of a change in control of the Company on those awards. The Compensation Committee is also authorized to determine to what extent an award may be settled, cancelled, forfeited or surrendered, to interpret the plan and any awards granted under the plan and to make all other determinations necessary or advisable for the administration of the plan. Where the vesting or payment of an award under the plan is subject to the attainment of performance goals, the Compensation Committee will be responsible for certifying that the performance goals have been attained. Neither the Compensation Committee nor the Board has the authority under the plan to reprice, or to cancel and re-grant, any stock option granted under the plan, or to take any action that would lower the exercise, base or purchase price of any award granted under the plan without first obtaining the approval of the Company’s shareholders.

                A maximum of one million shares of the Company’s Common Stock are available for awards under the plan. Shares issued under the plan may be authorized but unissued shares or treasury shares. If any shares subject to an award granted under the plan are forfeited, cancelled, exchanged or surrendered or if an award terminates or expires without a distribution of shares, or if shares of stock are surrendered or withheld as payment of either the exercise price of an award and/or withholding taxes in respect of an award, those shares will again be available for awards under the plan. Under the plan, no more than 160,000 shares of the Company’s Common Stock may be made subject to stock options or stock appreciation rights to a single individual in a single plan year, and no more than 160,000 shares of the Company’s Common Stock may be made subject to awards other than stock options or SARs to a single individual in a single plan year. In the event that the Compensation Committee determines that any corporate event, such as a stock split, reorganization, merger, consolidation, repurchase or share exchange, affects the Company’s Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of plan participants, then the Compensation Committee will make those adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares or other property that may thereafter be issued in connection with future awards, (ii) the number and kind of shares or other property that may be issued under outstanding awards, (iii) the exercise price or purchase price of any outstanding award and (iv) the performance goals applicable to outstanding awards.

                The Board may amend the plan at any time, provided that any amendment that would require shareholder approval in order for the plan to continue to qualify under Section 162(m) of the Internal Revenue Code or to comply with securities laws or other applicable laws or regulations will not be effective prior to obtaining shareholder approval.

                As of March 14, 2005, 976,000 shares of the Company’s Common Stock were available for issuance under the 2004 Equity Incentive Plan.

10

Executive Officer Incentive Plan

                The Company adopted the Bucyrus International, Inc. Executive Officer Incentive Plan, and obtained shareholder approval of the plan, in July 2004. The plan provides for the award of cash bonuses to the Company’s executive officers, including each of the named executive officers. Plan participants generally will be selected by the Compensation Committee of the Board. The plan is designed to comply with Section 162(m) of the Internal Revenue Code and is administered accordingly.

                The Board’s Compensation Committee administers this plan. The Compensation Committee has the authority, among other things, to select plan participants, to determine all of the terms and conditions relating to any award, including the performance goals applicable to the award, and to make all other determinations under the plan deemed necessary or advisable for the administration of the plan. The performance goals that may be applied to awards under this plan are the same as those discussed above under “2004 Equity Incentive Plan.” Prior to fiscal 2005, the plan was administered by the Company’s President and Chief Executive Officer and Vice President of Human Resources.

                Payment of bonuses under the plan is contingent upon the achievement of performance goals during a performance period. Both the performance goals and the performance period will be specified by the Compensation Committee. Performance periods under the plan may not exceed one year in length. The performance goals applicable to awards for any performance period will be determined by the Compensation Committee prior to the expiration of one-quarter of the performance period. The Compensation Committee may also determine minimum, target and maximum levels applicable to each performance goal. Awards for any performance period may be expressed as a dollar amount or as a percentage of the participant’s annual base salary. Unless otherwise determined by the Compensation Committee, payment of awards will be made only if and to the extent the performance goals with respect to a performance period are attained. In no event may payment in respect of an award under the plan be in excess of $5 million, if the payment were to be made to an executive officer who is a “covered employee” within the meaning of Section 162(m) of the Internal Revenue Code.

                The Board or the Compensation Committee may at any time amend, suspend or terminate the plan in whole or in part. No amendment that requires shareholder approval in order for the plan to continue to comply with Section 162(m) of the Internal Revenue Code or any other applicable law will be effective unless the approval is obtained. In addition, no amendment or termination of the plan will affect adversely the rights of any participant who has an outstanding award under the plan without the participant’s consent.

11

Defined Benefit Pension Plan

                 The Company maintains a defined benefit pension plan (the “Pension Plan”) for salaried employees including certain of the named executive officers.

                Defined Benefit Formula

                Historically, the Pension Plan used a Defined Benefit Formula to determine the annual benefits payable to employees upon normal retirement age. The following table sets forth the estimated annual benefits payable on a straight life annuity basis (prior to offset of one-half of estimated Social Security benefits) to participating employees upon retirement at normal retirement age for the years of service and the average annual earnings indicated under the defined benefit formula.

	Years of Service

Remuneration	30	25	20	15	10

$125,000	$65,625	$54,688	$43,750	$32,813	$21,875
150,000	78,750	65,625	52,500	39,375	26,250
175,000	91,875	76,563	61,250	45,938	30,625
200,000	105,000	87,500	70,700	52,500	35,000
225,000	118,125	98,438	78,750	59,063	39,375
250,000	131,250	109,375	87,500	65,625	43,750
300,000	157,500	131,250	105,000	78,750	52,500
350,000	183,750	153,125	122,500	97,875	61,250
400,000	210,000	175,000	140,000	105,000	70,000
450,000	236,250	196,875	157,500	118,125	78,750
500,000	262,500	218,750	175,000	131,250	87,500

                Cash Balance Formula

                Effective January 1, 2000, the Pension Plan was converted to a cash balance formula for all employees except for those who, on December 31, 1999, were either age 60 and above or age 55 with 10 years or more years of credited service. The actuarial equivalent of benefits earned as of December 31, 1999 was used to establish an opening account balance. Each month a percentage of the employee’s earnings is credited to the account in accordance with the following table:

Service at the Beginning of Year	Pay Credits

Less than 5	4.0%
5 but less than 10	4.5%
10 but less than 15	5.0%
15 but less than 20	5.5%
20 but less than 25	6.0%
25 but less than 30	6.5%
30 or more	7.0%

                In addition, employees hired prior to January 1, 1999 received transition pay-based credits of 1.5% to 2.5% for the next five years. In February 2005, the Board approved extending the transition pay-based credits for an additional five years. Each account is also credited with interest using the average annual rate of U.S. 30-year Treasury Securities for the November preceding the plan year.

                Upon termination of employment, the employee may receive benefits in the form of a lump sum equal to the value of the cash balance account or a monthly annuity equal to the actuarial equivalent of the cash account balance.

12

General

                Covered compensation for purposes of the Pension Plan consists of the average of a participant’s highest total salary and bonus (excluding compensation deferred pursuant to any non-qualified plan) for a consecutive five-year period during the last ten calendar years of service prior to retirement. Compensation covered by the plan includes the salary and bonus amounts reported in the Summary Compensation Table. Bonuses earned in 2004 but paid in 2005 are considered to be compensation for 2005 for purposes of the Pension Plan.

                Mr. Rogers does not participate in the Pension Plan. Mr. Bruno’s benefits under the Pension Plan will be determined under the Defined Benefit Formula described above. The years of credited service under the Pension Plan for Mr. Bruno are 7.

                The Pension Plan benefits payable to Messrs. Bosbous, Mackus, Phillips and Sullivan will be determined under the cash balance formula described above. The years of credited service under the Pension Plan for Messrs. Bosbous, Mackus, Phillips and Sullivan are 20, 25, 28, and 25, respectively. As of December 31, 2004, the estimated annual benefits payable under the Pension Plan at normal retirement age (as determined under the Pension Plan) to Messrs. Bosbous, Mackus, Phillips and Sullivan were $56,055, $81,026, $58,096 and $69,495, respectively. In making these estimates, the assumptions were (i) that 2004 pay remains level to normal retirement age; (ii) that the 2005 compensation limit of $210,000 remains level to normal retirement age; (iii) that the interest crediting rate for all years is 4.89%, the November 2004 30-year Treasury rate, which is the rate to be used for the 2005 plan year; and (iv) the projected cash balance at normal retirement age was converted to an annuity using an interest rate of 4.89% and the 1994 Group Annuity Reserve Table, 50% of the unloaded male mortality rates and 50% of the female mortality rates.

Supplemental Plan

                 Sections 401(a)(17) and 415 of the Internal Revenue Code of 1986, as amended, limit the annual benefits which may be paid from a tax-qualified retirement plan. As permitted by the Employee Retirement Income Security Act of 1974, the Company has a supplemental plan which authorizes the payment out of general funds of any benefits calculated under provisions of the applicable retirement plan which may be above the limits under these sections.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

                 The Compensation Committee of the Board, subject to the approval of the Board, is responsible for the compensation packages offered to the Company’s executive officers, including the Chief Executive Officer (the “CEO”) and the named executive officers. The goal is to establish a compensation program that serves the long-term interests of the Company and its shareholders. The Compensation Committee is appointed by the Board, and will at all times consist of directors who are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code and “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

Executive Compensation

                Cash Compensation

                The Compensation Committee, in consultation with the CEO, establishes base salaries for the executive officers of the Company, which the Company believes are commensurate with their respective responsibilities, position, and experience. Consideration is also given to the compensation levels of similarly situated personnel of other companies in the industry where such information is available. When making adjustments in base salaries, the Compensation Committee generally considers the foregoing factors as well as corporate financial performance and return to shareholders. In individual cases where appropriate, the Compensation Committee also considers non-financial performance measures, such as increases in market share, manufacturing efficiency gains, improvements in product

13

quality, and improvements in relations with customers, suppliers, and employees. Executive officer base salaries are reviewed annually.

                Executive Officers of the Company participated in the Bucyrus International, Inc. Executive Officer Incentive Plan (the “Executive Plan”) in 2004 (see “EXECUTIVE COMPENSATION – Executive Officer Incentive Plan” above). For 2004, all performance goals were achieved or exceeded and bonuses were earned.

                Long-Term Incentive Compensation

                The Bucyrus International, Inc. 2004 Equity Incentive Plan, which is described above under the caption “EXECUTIVE COMPENSATION – 2004 Equity Incentive Plan”, serves as the vehicle to provide long-term incentive compensation to the Company’s directors, officers (including each of the named executive officers), and other employees, advisors and consultants who are selected by the Compensation Committee for participation in the plan.

Chief Executive Officer Compensation

                Mr. Rogers served as Chief Executive Officer until March 18, 2004. No compensation was paid to Mr. Rogers during his tenure as Chief Executive Officer.

                Mr. Sullivan became the Chief Executive Officer on March 19, 2004. His compensation for 2004 included base salary of $486,954 and bonus of $775,706. In determining Mr. Sullivan’s compensation for 2004, the Board considered his individual performance, compensation data for similar sized manufacturing companies, and the Company’s EBITDA performance. In February 2005, the Compensation Committee formally reviewed Mr. Sullivan’s individual goals established at the beginning of 2004 and his subsequent performance against those goals. The Compensation Committee also established performance goals for Mr. Sullivan for 2005.

Internal Revenue Code Section 162(m)

                Under Section 162(m) of the Internal Revenue Code, the tax deduction by certain corporate taxpayers, such as the Company, is limited with respect to compensation paid to certain executive officers unless such compensation is based on performance objectives meeting specific regulatory criteria or is otherwise excluded from the limitation. The compensation package of Mr. Sullivan, the Company’s CEO, does meet the regulatory criteria for exclusion from the limitation. Where practical, the Compensation Committee intends to qualify compensation paid to the Company’s executive officers in order to preserve the full deductibility thereof under Section 162(m), although the Compensation Committee reserves the right in individual cases to cause the Company to enter into compensation agreements which may result in some compensation being nondeductible under Code Section 162(m).

COMPENSATION COMMITTEE

Robert W. Korthals (Chairman)
Ronald A. Crutcher
Robert L. Purdum

Compensation Committee Interlocks and Insider Participation

                 From June 30, 2004 to September 17, 2004, Mr. Rogers also served on the Compensation Committee. Mr. Rogers was the Company’s Chief Executive Officer until March 18, 2004 but received no compensation from the Company during his tenure as Chief Executive Officer.

14

PERFORMANCE INFORMATION

                The following graph compares the Company’s cumulative total shareholder return with the cumulative total return of the Standard & Poor’s 500 Stock Index and the Dow Jones Heavy Machinery Index. The graph assumes $100 was invested on July 23, 2004, the first trading day following the completion of the Company’s initial public offering, and assumes the reinvestment of dividends.

	July 23, 2004	Sept. 30, 2004	Dec. 31, 2004

S&P 500 Stock Index	$100.00	$102.52	$111.46
Dow Jones Heavy Machinery Index	100.00	$109.06	$128.96
Bucyrus International, Inc.	100.00	$186.54	$226.07

CERTAIN RELATIONSHIPS

Transactions with Management

                 Employment Agreements; Change of Control

                 The Company has employment agreements with certain of the named executive officers. These agreements govern the executive’s compensation, benefits and treatment upon termination under various circumstances, including voluntary termination by either party, or termination by reason of retirement, death or disability, or in the event of a change of control, as those terms are defined in the agreements. Each employment agreement automatically renews for a one-year term upon the expiration of its initial term and any subsequent terms, unless two months’ written notice is given by either party of intent to terminate at the end of that term. Each employment agreement may be terminated by either the Company or the executive at any time by giving notice as required under the agreement, provided, however, that if the executive is terminated by the Company without cause at any time, or if the executive terminates his employment with good reason in connection with a change in control, as those terms are defined in the agreement, then the executive will be entitled to certain severance benefits as described in the executive’s individual agreement. Finally, each agreement imposes confidentiality restrictions on the

15

executive and places restrictions on the executive’s involvement in activities that may compete with the Company both during employment and following termination. Violation of such confidentiality and non-competition provisions, or other termination for cause, as defined in the agreements, may result in forfeiture of severance and other benefits that may otherwise accrue. Individual compensation, benefits and other salient features of each agreement are described below.

                On March 19, 2004, Mr. Sullivan was elected Chief Executive Officer. In July 2004, Mr. Sullivan’s employment agreement was restated and now provides for a base salary of not less than $500,000, subject to increase at the discretion of the Board and for additional incentive based compensation. In the event that Mr. Sullivan’s employment is terminated for any reason other than for cause, he will be entitled to receive severance pay in the amount of one year’s base salary. In addition, Mr. Sullivan is entitled to participate in employee and benefit plans that the Company provides to similarly situated management employees.

                Messrs. Bruno and Mackus each serve under one-year employment agreements dated December 1, 1997 and May 21, 1997, respectively. The agreements automatically renew for successive one-year terms unless terminated by either party at least 60 days prior to the end of a one-year term. Upon termination without cause or through non-renewal of the contract, the Company will continue to pay salary and benefits for one year. In the event of a “qualifying termination” (as defined in the agreements) of employment within one year of a change of control with respect to the Company, the Company will make a severance payment equal to one-half of the executive’s then current annual base salary, and all unvested stock options will immediately vest and become exercisable as of the date of the change of control.

                On March 5, 2002, the Company entered into a Termination Benefits Agreement with Messrs. Bosbous and Phillips, which is intended to provide benefits to Messrs. Bosbous and Phillips only in the event of a change of control or ownership of the Company or any of its subsidiaries prior to December 31, 2005. In the event of the occurrence of certain terminations or deemed terminations of employment following a change of control, Messrs. Bosbous and Phillips will be entitled to payments in an amount equal to annual base salary plus annual incentives, and certain benefits will be maintained.

                Related Party Transaction

                During fiscal 2004, the Company paid an entity partially owned by the daughter of Mr. Phillips, the Company’s Executive Vice President and Chief Operating Officer, approximately $62,000 for promotional products.

AUDIT COMMITTEE REPORT

                The Audit Committee is comprised entirely of independent directors (as defined for members of an audit committee under Rule 4200(a)(15) of NASDAQ’s listing standards). Management of the Company is responsible for the Company’s internal controls and financial reporting process. The independent registered public accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with standards of The Public Company Accounting Oversight Board (United States) and issuing a report thereon. The Audit Committee is responsible for monitoring these processes and is responsible for appointing the Company’s independent registered public accountants and approving the terms of the independent registered public accountants’ services. The Audit Committee has established a policy for the pre-approval of all audit and permissible non-audit services to be provided by the independent registered public accountants, as described below.

                The services performed by the independent registered public accountants in 2004 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Board at its December 8, 2003 meeting. This policy describes the permitted audit, audit-related, tax and other services (collectively, the “Disclosure Categories”) that the independent registered public accountant may perform. The policy requires that prior to the beginning of each fiscal year, a description of the services

16

(the “Service List”) anticipated to be performed by the independent registered public accountants in each of the Disclosure Categories in the ensuing fiscal year be presented to the Board for approval. Services provided by the independent registered public accountants during the ensuing fiscal year were pre-approved in accordance with the policies and procedures of the Board.

                Any request for audit, audit-related, tax and other services not contemplated by the Service List must be submitted to the Audit Committee for specific pre-approval, irrespective of the amount, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee. The Chairman will update the full Audit Committee at the next regularly scheduled meeting for any interim approvals granted. On an annual basis, the Audit Committee reviews the status of services and fees incurred year-to-date as compared to the original Service List.

                The Audit Committee met with the Company’s management and its independent registered public accountants one time during 2004.

                The Audit Committee has discussed with the Company’s independent registered public accountants the overall scope and plans for the independent audits. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. Discussions regarding the Company’s audited financial statements included the independent registered public accountants’ judgments about the quality, not just the acceptability of the accounting principles, the reasonableness of significant judgements, and the clarity of the disclosures in the financial statements. The Audit Committee also discussed with the independent registered public accountants other matters required by Statement on Auditing Standards No. 61, “Communication with Audit Committees”, as amended by SAS No. 90, “Audit Committee Communications”.

                The Company’s independent registered public accountants provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”, and the Audit Committee discussed the independent registered public accountants independence with management and auditors.

                Based on the Audit Committee’s discussion with management and the independent registered public accountants, the Audit Committee’s review of the representation of management and the report of the independent registered public accountants to the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission.

AUDIT COMMITTEE

Gene E. Little (Chairman)
Ronald A. Crutcher
Robert W. Korthals
17

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

                Deloitte & Touche LLP served as the Company’s independent registered public accountants for 2004. A representative of Deloitte & Touche LLP is expected to be present at the 2005 annual meeting and will be given the opportunity to make a statement and answer questions that may be asked by shareholders.

                The Audit Committee of the Board has selected Deloitte & Touche LLP as the Company’s independent registered public accountants for the Company’s fiscal year ending December 31, 2005. The Company is submitting the selection of independent registered public accountants for shareholder ratification at the Annual Meeting.

                The Company’s organizational documents do not require that the Company’s shareholders ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accountants. The Company is doing so because it believes it is a matter of good corporate practice. If the Company’s shareholders do not ratify the selection, the Audit Committee will reconsider whether to retain Deloitte & Touche LLP, but still may retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

                Fees billed to the Company by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, the “Deloitte Entities”) for the years ended December 31, 2004 and 2003 were as follows:

Audit Fees

                The aggregate fees billed for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2004 and 2003, for services performed in connection with the Company’s initial public offering and secondary stock offering, and for the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q including services related thereto such as statutory audits, regulatory filings and for other attest services were $1,141,000 and $330,000, respectively.

Audit-Related Fees

                The aggregate fees billed for audit-related services for the fiscal years ended December 31, 2004 and 2003 were $25,000 and $9,000, respectively. These fees relate primarily to audits of employee benefit plans.

Tax Fees

                The aggregate fees billed for tax services for the fiscal years ended December 31, 2004 and 2003 were $312,000 and $215,000, respectively. These fees are for tax consultation and planning provided by Deloitte & Touche LLP that are related to various federal, state and international issues.

All Other Fees

                The aggregate fees for services not included above for the fiscal years ended December 31, 2004 and 2003 were $0 and $0, respectively.

                The Board considered the non-audit services provided by the Deloitte Entities and determined that the provision of such services was compatible with maintaining the Deloitte Entities’ independence. The Board also adopted a policy prohibiting the Company from hiring the Deloitte Entities personnel at the manager or partner level who have been directly involved in performing auditing procedures or providing accounting advice to the Company. None of the fees reported under the headings Audit- Related Fees, Tax Fees, and All Other Fees were approved by the Audit Committee pursuant to Rule 2-

18

01(c)(7)(i)(C) of Regulation S-X, which permits the Audit Committee to waive its pre-approval requirement under certain circumstances.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity security, to file with the SEC and with the NASDAQ Stock Market reports of ownership and changes in ownership of common stock and other equity securities of the Company. Directors, executive officers and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

                Based solely on review of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during the 2004 fiscal year, all filing requirements applicable to its directors, executive officers and greater than 10% beneficial owners were complied with, other than the following: American Industrial Partners, through a subsidiary, failed to report its ownership of 32,000 shares of the Company’s Common Stock in its Form 3 filed on July 30, 2004. The Form 3 was corrected by an amendment filed on November 10, 2004. See “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.”

SHAREHOLDER PROPOSALS

                A shareholder who intends to present a proposal for action at any annual meeting and who desires that such proposal be included in the Company’s proxy materials must submit the proposal to the Company in advance of the meeting. Proposals for the annual meeting to be held in 2006 must be received by the Company at its principal office, directed to the attention of the Secretary, no later than November 21, 2005. The Company’s Bylaws establish advance notice procedures as to (1) business to be brought before an annual meeting of shareholders other than by or at the direction of the Board; (2) the nomination, other than by or at the direction of the Board, of candidates for election as directors; and (3) the request to call a special meeting of shareholders. Under the Company’s Bylaws, written notice of shareholder proposals for the 2006 annual meeting which are not intended to be considered for inclusion in next year’s annual meeting proxy materials (shareholder proposals submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934) must be received by the Company at its principal office, directed to the attention of the Secretary, not less than 90 nor more than 120 days before the first anniversary of this year’s meeting, and must contain the information specified in the Company’s Bylaws. Any shareholder who wishes to take such action should obtain a copy of the Bylaws and may do so by written request addressed to the Secretary of the Company at the principal executive offices of the Company.

COST OF PROXY SOLICITATION

                The Company will pay the cost of preparing, printing and mailing proxy materials as well as the cost of soliciting proxies on behalf of the Board. In addition to using the mail services, officers and other employees of the Company, without additional remuneration, may solicit proxies in person and by telephone, e-mail or facsimile transmission. The Company has retained LaSalle Bank N.A. and expects to pay such firm a fee of approximately $1,000 to solicit proxies from direct holders and from banks, brokers and other nominees having shares registered in their names, which are beneficially owned by others.

OTHER MATTERS

                The Board is not aware of any other matters that may come before the Annual Meeting. If any other matters are properly presented to the Annual Meeting for action, it is the intention of the persons named as proxies in the enclosed form of proxy to vote such proxies in accordance with the best judgment of a majority of the proxies on such matters.

19

ANNUAL REPORT

                The Company’s Annual Report to Shareholders, including audited financial statements for the year ended December 31, 2004, although not a part of this Proxy Statement, is delivered herewith.

                The Company will furnish to any shareholder, without charge, a copy of its Annual Report on Form 10-K for the fiscal year 2004. Requests for Form 10-K must be in writing and addressed to Investor Relations, Bucyrus International, Inc., Post Office Box 500, 1100 Milwaukee Avenue, South Milwaukee, Wisconsin 53172.

By Order of the Board of Directors,
Bucyrus International, Inc.

Craig R. Mackus
Chief Financial Officer, Controller and Secretary

South Milwaukee, Wisconsin
March 21, 2005
20

EXHIBIT A CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF BUCYRUS INTERNATIONAL, INC.

   I.           PURPOSE OF THE COMMITTEE

                The Committee’s purpose is to oversee (i) the accounting and financial reporting processes of Bucyrus International, Inc. and its subsidiaries (the “Corporation”), and (ii) the audits of the Corporation’s financial statements.

   II.         COMPOSITION OF THE COMMITTEE

                The Committee shall be comprised of three or more directors as determined from time to time by resolution of the Board. Each member of the Committee shall be qualified to serve on the Committee pursuant to the requirements of the NASDAQ Stock Market (“NASDAQ”) and the Sarbanes-Oxley Act of 2002 (the “Act”) and the rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”) pursuant to the Act. Director’s fees (including any additional amounts paid to chairs of committees and to members of committees of the Board) are the only compensation a member of the Committee may receive from the Corporation; provided, however, that a member of the Committee may also receive pension or other forms of deferred compensation from the Corporation for prior service so long as such compensation is not contingent in any way on continued service.

                No director may serve as a member of the Committee if such director serves on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee. Any such determination must be disclosed in the Corporation’s annual proxy statement.

                The chairperson of the Committee shall be designated by the Board, provided that if the Board does not so designate a chairperson, the members of the Committee, by a majority vote, may designate a chairperson.

                Each member of the Committee must be “able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement,” as such qualification is interpreted by the Board in its business judgment. Additionally, at least one member of the Committee must have “past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which

21

results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities,” as the Board interprets such qualification in its business judgment. Further, either (i) at least one member of the Committee must be an “audit committee financial expert,” as such term is defined in the rules and regulations promulgated by the SEC pursuant to the Act, or (ii) if no member of the Committee is a “financial expert,” the Committee shall so inform the Corporation.

                Any vacancy on the Committee shall be filled by majority vote of the Board at the next meeting of the Board following the occurrence of the vacancy. No member of the Committee shall be removed except by majority vote of the directors that are independent pursuant to the rules and regulations of NASDAQ and the SEC.

   III.        MEETINGS OF THE COMMITTEE

                The Committee shall meet once every fiscal quarter or more frequently as it shall determine is necessary to carry out its duties and responsibilities. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee should meet separately on a periodic basis with (i) management, (ii) the Corporation’s internal auditing department or other person responsible for the internal audit function and (iii) the Corporation’s independent auditors, in each case to discuss any matters that the Committee or any of the above persons or firms believe should be discussed privately.

                A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

                The Committee may form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate; provided, however, that no subcommittee shall consist of fewer than two members; and provided further that the Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole.

                The Committee shall maintain minutes of its meetings and records relating to those meetings and provide copies of such minutes to the Board.

   IV.        DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

                In carrying out its duties and responsibilities, the Committee’s policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. The following are within the authority of the Committee:

22

Selection and Evaluation of Auditors

1.	In its sole discretion (subject, if applicable, to shareholder ratification), retain, determine funding for and oversee the firm of independent auditors to audit the books and accounts of the Corporation and its subsidiaries for each fiscal year;

2.	Review and, in its sole discretion, approve in advance the Corporation’s independent auditors’ annual engagement letter, including the proposed fees contained therein, as well as all audit and, as provided in the Act, all permitted non-audit engagements and relationships between the Corporation and such auditors (which approval should be made after receiving input from the Corporation’s management). Approval of audit and permitted non-audit services may also be made by one or more members of the Committee as shall be designated by the Committee and the person granting such approval shall report such approval to the Committee at the next scheduled meeting;

3.	Review the performance of the Corporation’s independent auditors, including the lead partner of the independent auditors, and, in its sole discretion (subject, if applicable, to shareholder ratification), make decisions regarding the replacement or termination of the independent auditors when circumstances warrant;

4.	Obtain at least annually from the Corporation’s independent auditors and review a report describing:

(a)	the independent auditors’ internal quality-control procedures;

(b)	any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by any governmental or professional authority, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and

(c)	all relationships between the independent auditors and the Corporation (including a description of each category of services provided by the independent auditors to the Corporation and a list of the fees billed for each such category);

The Committee should present its conclusions with respect to the above matters, as well as its review of the lead partner of the independent auditors, and its views on whether there should be a regular rotation of the independent auditors, to the Board.

5.	Oversee the independence of the Corporation’s independent auditors by, among other things:

(a) actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and
23

independence of the independent auditors, and taking appropriate action to satisfy itself of the auditors’ independence;

(b)	ensuring that the lead audit partner and reviewing audit partner responsible for the audit of the Corporation’s financial statements have not performed audit services for the Corporation for more than the previous five consecutive fiscal years of the Corporation;

(c)	ensuring that the chief executive officer, controller, chief financial officer, chief accounting officer or other person serving in an equivalent position of the Corporation, was not, within one year prior to the initiation of the audit, an employee of the independent auditor who participated in any capacity in the Corporation’s audit; and

(d)	considering whether there should be a regular rotation of the Corporation’s independent auditors;

6.	Instruct the Corporation’s independent auditors that they are ultimately accountable to the Committee and that the Committee is responsible for the selection (subject, if applicable, to shareholder ratification), evaluation and termination of the Corporation’s independent auditors;

7.	Inform the Corporation’s independent auditors that, to the extent the Corporation’s independent auditors do not already provide such information, the Committee expects the independent auditors’ communications to the Committee to include the items required under the rules promulgated under the Act;

Oversight of Annual Audit and Quarterly Reviews

8.	Review and accept, if appropriate, the annual audit plan of the Corporation’s independent auditors, including the scope of audit activities and all critical accounting policies and practices to be used, and monitor such plan’s progress and results during the year;

9.	Review the results of the year-end audit of the Corporation, including any comments or recommendations of the Corporation’s independent auditors;

10.	Review with management and the Corporation’s independent auditors, the following:

(a)	the Corporation’s annual audited financial statements and quarterly financial statements, including the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and any major issues related thereto;
24

(b)	critical accounting policies and such other accounting policies of the Corporation as are deemed appropriate for review by the Committee prior to any interim or year-end filings with the SEC or other regulatory body, including any financial reporting issues which could have a material impact on the Corporation’s financial statements;

(c)	major issues regarding accounting principles and financial statements presentations, including (A) any significant changes in the Corporation’s selection or application of accounting principles and (B) any analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the ramifications and effects of alternative generally accepted accounting principles methods on the Corporation’s financial statements;

(d)	all alternative treatments of financial information that have been discussed by the independent auditors and management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the auditors;

(e)	all other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences; and

(f)	the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation;

11.	Review with the chief executive officer and chief financial officer and independent auditors, periodically, the following:

(a)	all significant deficiencies in the design or operation of internal controls which could adversely affect the Corporation’s ability to record, process, summarize, and report financial data, including any material weaknesses in internal controls identified by the Corporation’s independent auditors;

(b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation’s internal controls; and

(c)	any significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses;

12.	Attempt to resolve all disagreements between the Corporation’s independent auditors and management regarding financial reporting;
25

13.	Review on a regular basis with the Corporation’s independent auditors any problems or difficulties encountered by the independent auditors in the course of any audit work, including management’s response with respect thereto, any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management. In connection therewith, the Committee should review with the independent auditors the following:

(a)	any accounting adjustments that were noted or proposed by the independent auditors but were rejected by management (as immaterial or otherwise);

(b)	any communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement; and

(c)	any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors to the Corporation;

14.	Confirm that the Corporation’s interim financial statements included in Quarterly Reports on Form 10-Q have been reviewed by the Corporation’s independent auditors;

Oversight of Financial Reporting Process and Internal Controls

15.	Review:

	(a)	the adequacy and effectiveness of the Corporation’s accounting and internal control policies and procedures on a regular basis, including the responsibilities, budget and staffing of the Corporation’s internal audit function, through inquiry and discussions with the Corporation’s independent auditors and management of the Corporation; and

	(b)	the yearly report prepared by management, and attested to by the Corporation’s independent auditors, assessing the effectiveness of the Corporation’s internal control structure and procedures for financial reporting and stating management’s responsibility to establish and maintain such structure and procedures, prior to its inclusion in the Corporation’s annual report;

16.	Review with management the Corporation’s administrative, operational and accounting internal controls, including any special audit steps adopted in light of the discovery of material control deficiencies, and evaluate whether the Corporation is operating in accordance with its prescribed policies, procedures and codes of conduct;
26

17.	Receive periodic reports from the Corporation’s independent auditors and management of the Corporation to assess the impact on the Corporation of significant accounting or financial reporting developments that may have a bearing on the Corporation;

18.	Establish and maintain free and open means of communication between and among the Board, the Committee, the Corporation’s independent auditors, the Corporation’s internal auditing department and management, including providing such parties with appropriate opportunities to meet separately and privately with the Committee on a periodic basis;

19.	Review the Corporation’s earnings press releases (especially the use of “pro forma” or “adjusted” information not prepared in compliance with generally accepted accounting principles), as well as financial information and earnings guidance provided by the Corporation to analysts and rating agencies (which review may be done generally (i.e., discussion of the types of information to be disclosed and type of presentations to be made), and the Committee need not discuss in advance each earnings release or each instance in which the Corporation may provide earnings guidance);

20.	Establish clear hiring policies by the Corporation for employees or former employees of the Corporation’s independent auditors;

21.	Discuss guidelines and policies governing the process by which senior management of the Corporation and the relevant departments of the Corporation assess and manage the Corporation’s exposure to risk, as well as the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

Other Matters

22.	Meet at least annually with the general counsel, if any, and outside counsel when appropriate, to review legal and regulatory matters, including any matters that may have a material impact on the financial statements of the Corporation;

23.	Review and approve or disapprove all proposed related party transactions (including all transactions required to be disclosed by Item 404 of Regulation S-K of the SEC);

24.	Issue the report pursuant to Item 306 of Regulation S-K of the SEC that is required to be included in the Corporation’s annual proxy statement addressing the Committee’s review of the Corporation’s financial statements, certain communications with management and with the independent auditors, and the Committee’s recommendation as to whether the financial statements should be included in the Corporation’s annual report on Form 10-K;
27

25.	Review the certifications and reports required by Sections 302, 404 and 906 of the Act, and the rules, if any, promulgated thereunder;

26.	Review the Corporation’s policies relating to the avoidance of conflicts of interest and review past or proposed transactions between the Corporation and members of management as well as policies and procedures with respect to officers’ expense accounts and perquisites, including the use of corporate assets. The Committee shall consider the results of any review of these policies and procedures by the Corporation’s independent auditors;

27.	Review the Corporation’s program to monitor compliance with the Corporation’s Code of Conduct, and meet periodically with the Corporation’s Compliance Officer to discuss compliance with the Code of Conduct;

28.	Obtain from the Corporation’s independent auditors any information pursuant to Section 10A of the Securities Exchange Act of 1934;

29.	Maintain procedures, as set forth in Annex A hereto, for the receipt, retention and treatment of complaints received by the Corporation regarding financial statement disclosures, accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Corporation of concerns regarding financial statement disclosures, accounting, internal accounting controls or auditing matters;

30.	Cause to be made an investigation into any appropriate matter brought to its attention within the scopes of its duties;

31.	Secure, in response to specific circumstances giving rise to a determination by the Committee that such action is in the best interest of the Corporation and its shareholders, independent expert advice to the extent the Committee determines it to be appropriate, including retaining and determining funding for, with or without Board approval, independent counsel, accountants, consultants or others, to assist the Committee in fulfilling its duties and responsibilities, the cost of such independent expert advisors to be borne by the Corporation;

32.	Report regularly to the Board on its activities, as appropriate. In connection therewith, the Committee should review with the Board any issues that arise with respect to the quality or integrity of the Corporation’s financial statements, the Corporation’s compliance with legal or regulatory requirements, the performance and independence of the Corporation’s independent auditors, or the performance of the internal audit function;

33.	Prepare and review with the Board an annual performance evaluation of the Committee, which evaluation must compare the performance of the Committee with the requirements of this charter, and set forth the goals and objectives of the Committee for the upcoming year. The evaluation should include a review and
28

assessment of the adequacy of the Committee’s charter. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report; and

34.	Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

With respect to the duties and responsibilities listed above, the Committee should:

1.	Report regularly to the Board on its activities, as appropriate;

2.	Exercise reasonable diligence in gathering and considering all material information;

3.	Understand and weigh alternative courses of conduct that may be available;

4.	Focus on weighing the benefit versus harm to the Corporation and its shareholders when considering alternative recommendations or courses of action;

5.	If the Committee, in response to specific circumstances, determines it to be in the best interest of the Corporation and its shareholders, secure independent expert advice and understand the expert’s findings and the basis for such findings, including retaining independent counsel, accountants or others to assist the Committee in fulfilling its duties and responsibilities; and

6.	Provide management, the Corporation’s independent auditors and internal auditors with appropriate opportunities to meet privately with the Committee.

* * *

                While the Committee has the duties and responsibilities set forth in this charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

                In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Corporation, it is not the duty or

29

responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting review or procedures or to set auditor independence standards, and each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Corporation form which it receives information, (ii) the accuracy of the financial and other information provided to the Committee absent actual knowledge to the contrary (which shall be promptly reported to the Board) and (iii) statements made by management or third parties as to any information technology, internal audit and other non-audit services provided by the auditors to the Corporation.

**********
30

Annex A

Procedures for the Anonymous Submission of Complaints or Concerns
Regarding Financial Statement Disclosures, Accounting,
Internal Accounting Controls or Auditing Matters

The following is the procedure for the confidential, anonymous submission by employees of Bucyrus International, Inc. and its subsidiaries (the “Corporation”) of concerns regarding questionable accounting, internal control, auditing or related matters (“Concerns”):

1.	The Corporation shall forward to the Audit Committee of the Board of Directors (the “Audit Committee”) any complaints that it has received regarding financial statement disclosures, accounting, internal accounting controls or auditing matters.

2.	Any employee of the Corporation may submit, on a confidential, anonymous basis if the employee so desires, any Concerns by setting forth such Concerns in writing and forwarding them in a sealed envelope to the Chair of the Audit Committee, in care of the Corporation’s Corporate Secretary (the “Secretary”), such envelope to be labeled with a legend such as: “Anonymous Submission of Complaint or Concern.” If an employee would like to discuss any matter with the Audit Committee, the employee should indicate this in the submission and include a telephone number at which he or she might be contacted if the Audit Committee deems it appropriate. Any such envelopes received by the Secretary shall be forwarded promptly to the Chair of the Audit Committee.

3.	The Secretary shall prepare an executive summary of the contents of each submission with respect to Concerns that do not specifically allege participation in wrongdoing by the Corporation’s Chief Executive Officer (the “CEO”) and send it to the CEO. The CEO shall promptly investigate the subject of each such executive summary and report his findings in writing to the Chairman of the Audit Committee with recommendations, if any. The Secretary shall send a copy of each submission with respect to Concerns that specifically allege participation in wrongdoing by the CEO both to the Chairman of the Audit Committee and to the CEO.

4.	At each of its meetings, including any special meeting called by the Chair of the Audit Committee following the receipt of any information pursuant to this Annex, the Audit Committee shall review and consider any such complaints or concerns that it has received and take any action that it deems appropriate in order to respond thereto.

5.	The Audit Committee shall retain any such complaints or concerns for a period of no less than 7 years.
31

EXHIBIT B

CHARTER OF THE
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
OF THE BOARD OF DIRECTORS OF BUCYRUS INTERNATIONAL, INC.

I.  PURPOSE OF THE COMMITTEE

                The purposes of the Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of Bucyrus International, Inc. (the “Company”) shall be to select individuals qualified to serve as directors of the Company and on committees of the Board; to advise the Board with respect to the Board composition, procedures and committees; to advise the Board with respect to the corporate governance principles applicable to the Company; and to oversee the evaluation of the Board and the Company’s management.

II.  COMPOSITION OF THE COMMITTEE

                The Committee shall be comprised of three or more directors. The members of the Committee shall be elected annually to one-year terms by majority vote of the Board at the first meeting of the Board following the annual meeting of stockholders. Vacancies on the Committee shall be filled by majority vote of the Board at the next meeting of the Board following the occurrence of the vacancy. No member of the Committee shall be removed except by majority vote of the Board.

III.  MEETINGS AND PROCEDURES OF THE COMMITTEE

                The Committee shall fix its own rules of procedure, which shall be consistent with the Bylaws of the Company and this Charter. The Committee shall meet as provided by its rules, which shall be at least four times annually or more frequently as circumstances require. The Committee shall designate one member of the Committee as its Chairperson. The Chairperson of the Committee or a majority of the members of the Committee may also call a special meeting of the Committee. A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

                The Committee may form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate; provided, however, that no subcommittee shall consist of fewer than two members (other than the Nominating Subcommittee which shall consist of no fewer than three members); provided further that the Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole.

32

                The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests.

                Following each of its meetings, the Committee shall deliver a report on the meeting to the Board, including a description of all actions taken by the Committee at the meeting. The Committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Company.

IV.  DUTIES OF THE COMMITTEE

A.  Board Candidates and Nominees

                The Committee shall have the following goals and responsibilities with respect to Board candidates and nominees:

                (a)           To establish procedures for evaluating the suitability of potential director nominees proposed by management or shareholders.

                (b)           To select the director nominees for election by the stockholders or appointment by the Board, as the case may be, pursuant to the Bylaws of the Company, which selections shall be consistent with the Board’s criteria for selecting new directors. Such criteria include the possession of such knowledge, experience, skills, expertise and diversity so as to enhance the Board’s ability to manage and direct the affairs and business of the Company, including, when applicable, to enhance the ability of committees of the Board to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation or the NASDAQ Stock Market (“NASDAQ”) listing requirement.

                (c)           To review the suitability for continued service as a director of each Board member when his or her term expires and when he or she has a significant change in status, including but not limited to an employment change, and to recommend whether or not the director should be re-nominated.

B.  Board Composition and Procedures

                The Committee shall have the following goals and responsibilities with respect to the composition and procedures of the Board as a whole:

                (a)           To review annually with the Board the composition of the Board as a whole and to recommend, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity required for the Board as a whole.

33

                (b)           To review periodically the size of the Board and to recommend to the Board any appropriate changes.

                (c)           To make recommendations on the frequency and structure of Board meetings.

                (d)           To make recommendations concerning any other aspect of the procedures of the Board that the Committee considers warranted, including but not limited to procedures with respect to the waiver by the Board of any Company rule, guideline, procedure or corporate governance principle.

C.  Board Committees

                The following shall be the goals and responsibilities of the Committee with respect to the committee structure of the Board:

                (a)           To make recommendations to the Board regarding the size and composition of each standing committee of the Board of Directors, including the identification of individuals qualified to serve as members of a committee, including the Committee, and to recommend individual directors to fill any vacancy that might occur on a committee, including the Committee.

                (b)           To monitor the functioning of the committees of the Board and to make recommendations for any changes, including the creation and elimination of committees and the adoption or modification of Board committee charters.

                (c)           To review annually committee assignments and the policy with respect to the rotation of committee memberships and/or chairpersonships, and to report any recommendations to the Board.

                (d)           To recommend that the Board establish such special committees as may be desirable or necessary from time to time in order to address ethical, legal or other matters that may arise. The Committee’s power to make such a recommendation under this Charter shall be without prejudice to the right of any other committee of the Board, or any individual director, to make such a recommendation at any time.

D.  Corporate Governance

                The following shall be the goals and responsibilities of the Committee with respect to corporate governance:

                (a)           To develop and recommend to the Board a set of corporate governance principles for the Company, which shall be consistent with any applicable laws, regulations and listing standards. At a minimum, the corporate governance principles developed and recommended by the Committee shall address the following:

34

i.	Director qualification standards. The qualification standards established by the Committee must reflect at a minimum the independence requirements of NASDAQ. The Committee shall also develop policies regarding director tenure, retirement, removal and succession, and shall consider whether it is in the best interest of the Company to limit the number of corporate boards on which a director may serve.

ii.	Director responsibilities.

iii.	Director access to management and, as necessary and appropriate, independent advisors.

iv.	Director compensation, including principles for determining the form and amount of director compensation, and for reviewing those principles, as appropriate.

v.	Director orientation and continuing education.

vi.	Management succession, including policies and principles for the selection and performance review of the chief executive officer, as well as policies regarding succession in the event of an emergency or the retirement of the chief executive officer.

                (b)           To review periodically, and at least annually, the corporate governance principles adopted by the Board to assure that they are appropriate for the Company, and to recommend any desirable changes to the Board.

                (c)           To consider any other corporate governance issues that arise from time to time, and to develop appropriate recommendations for the Board.

E.  Evaluation of the Board and Management

                The Committee shall be responsible for overseeing the evaluation of the Board as a whole and the management of the Company, including the chief executive officer of the Company. The Committee shall establish procedures to allow it to exercise this oversight function.

V.  EVALUATION OF THE COMMITTEE

                The Committee shall, on an annual basis, evaluate its performance under this Charter. In conducting this review, the Committee shall evaluate whether this Charter appropriately addresses the matters that are or should be within its scope. The Committee shall address all matters that the Committee considers relevant to its performance, including at least the following: the adequacy, appropriateness and

35

quality of the information and recommendations presented by the Committee to the Board, the manner in which they were discussed or debated, and whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner.

                The Committee shall deliver to the Board a written report setting forth the results of its evaluation, including any recommended amendments to this Charter and any recommended changes to the Company’s or the Board’s policies or procedures.

VI.  INVESTIGATIONS AND STUDIES; OUTSIDE ADVISERS

                The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities, and may retain, at the Company’s expense, such independent counsel or other advisers as it deems necessary. The Committee shall have the sole authority to retain or terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm’s fees and other retention terms, such fees to be borne by the Company.

36

PROXY	PROXY
BUCYRUS INTERNATIONAL, INC. 1100 Milwaukee Avenue South Milwaukee, WI 53172 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints John F. Bosbous and Frank P. Bruno and each of them, as Proxies, each with full power of substitution, and hereby authorizes them to vote, as designated below, all Class A Common Shares of Bucyrus International, Inc. held of record by the undersigned on March 14, 2005, that the undersigned is entitled to vote and would possess if personally present, at the Annual Meeting of Shareholders to be held at 10:00 a.m. on Thursday, April 14, 2005 at the South Milwaukee Performing Arts Center, 901 15th Avenue, South Milwaukee, WI 53172 and any adjournment or postponement thereof. All Proxies present at the meeting, and if only one is present, then that one, may exercise the power granted hereunder.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL LISTED DIRECTORS AND FOR PROPOSAL 2.

        PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)

BUCYRUS INTERNATIONAL, INC. PLEASE MARK VOTES AS IN THIS EXAMPLE USING DARK INK ONLY. /

1.		ElectIon of Directors:	For	Withhold	For All	2.	RATIFICATION OF APPOINTMENT	For	Against	Abstain
	Nominees:	R.A. Crutcher, PhD	All	All	Except		OF INDEPENDENT REGISTERED	0	0	0
		R.W. Korthals	0	0	0		PUBLIC ACCOUNTANTS. To ratify
		G.E. Little					the appointment of Deloitte &
							Touche LLP as independent
		(INSTRUCTION: To withhold authority to vote					registered public accountants of
		for any individual nominee, mark “For All					the Company for the fiscal year
		Except” and write the nominee’s name					ending December 31, 2005.
		for which you wish to withhold
		authority In the space below.)				3.	In their discretion, the Proxies are
		_____________________________________					authorized to vote upon such
							other business as may properly
							come before the meeting.

Dated ______________________, 2005

Signature
Signature if held jointly

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation. please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

^ FOLD AND DETACH HERE ^

YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.